EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Integrated Health Services, Inc.:


     We consent to the use of our report dated March 30, 1999 relating to the consolidated financial statements of Integrated Health Services, Inc. ("IHS") and subsidiaries, incorporated herein by reference to IHS' 1998 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the registration statement.



                                            KPMG LLP




Baltimore, Maryland
May 7, 1999